                                                                    EXHIBIT 99.2

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                          AGREEMENT AND PLAN OF MERGER

                                     among:

                            DOLE FOOD COMPANY, INC.,
                             a Delaware corporation;

                                  AWOOD, INC.,
                            a California corporation;

                                       and

                              WOOD HOLDINGS, INC.,
                            a California corporation

                          ----------------------------
                           Dated as of April 28, 2004
                          ----------------------------

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                                TABLE OF CONTENTS

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                                                                                                 PAGE
SECTION 1. Description Of Transaction                                                              1

           1.1       Merger of Merger Sub into Peach                                               1

           1.2       Effect of the Merger                                                          1

           1.3       Closing; Effective Time                                                       1

           1.4       Articles of Incorporation and Bylaws; Directors and Officers                  2

           1.5       Conversion of Shares                                                          2

           1.6       Indemnification Escrow                                                        4

           1.7       Expense Fund                                                                  4

           1.8       Payment of Expenses; Repayment of Debt                                        4

           1.9       Closing of Peach's Transfer Books                                             4

           1.10      Delivery of Certificates                                                      5

SECTION 2. Representations And Warranties Of Peach                                                 5

           2.1       Due Organization; Subsidiaries; Etc.                                          5

           2.2       Capitalization                                                                6

           2.3       Financial Statements                                                          6

           2.4       Absence Of Changes                                                            7

           2.5       Title To Assets; Condition                                                    9

           2.6       Intellectual Property                                                         9

           2.7       Receivables; Reserves                                                         9

           2.8       Major Customers                                                              10

           2.9       Liabilities; Major Suppliers                                                 10

           2.10      Contracts                                                                    11

           2.11      Related Party Transactions                                                   12

           2.12      Insurance                                                                    12

           2.13      Compliance with Legal Requirements                                           13

           2.14      Governmental Authorizations                                                  13

           2.15      Legal Proceedings; Orders                                                    13

           2.16      Tax Matters                                                                  14

           2.17      Employee And Labor Matters                                                   15

           2.18      Company Employee Plans                                                       16
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                                TABLE OF CONTENTS

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
           2.19      Real Property                                                                17

           2.20      Environmental Matters                                                        18

           2.21      Authority; Binding Nature Of Agreements                                      19

           2.22      Non-Contravention; Consents                                                  19

           2.23      Brokers                                                                      20

           2.24      Inventories                                                                  20

           2.25      Working Capital                                                              20

SECTION 3. Representations And Warranties Of Parent And Merger Sub                                20

           3.1       Due Organization                                                             20

           3.2       Authority; Binding Nature of Agreement                                       20

           3.3       Non-Contravention; Consents                                                  21

           3.4       Brokers                                                                      22

           3.5       Available Funds                                                              22

SECTION 4. Certain Covenants Of Peach                                                             22

           4.1       Conduct of Business by Company                                               22

           4.2       Certain Actions by Peach                                                     22

           4.3       Notification; Updates to Company Disclosure Schedule                         24

           4.4       No Negotiation                                                               24

           4.5       Access and Investigation                                                     25

SECTION 5. Additional Covenants Of The Parties                                                    25

           5.1       Legal Requirements                                                           25

           5.2       Public Announcements                                                         26

           5.3       Best Efforts                                                                 26

           5.4       Director and Officer Indemnification                                         27

           5.5       Post-Closing Tax Matters                                                     27

           5.6       Transfer of Real Property                                                    28

SECTION 6. Conditions Precedent To Obligations Of Parent And Merger Sub                           29

           6.1       Accuracy of Representations                                                  29

           6.2       Performance of Covenants                                                     29

           6.3       Consents                                                                     29
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                                TABLE OF CONTENTS

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
           6.4       Legal Opinion                                                                30

           6.5       Closing Certificate                                                          30

           6.6       Board Resignations                                                           30

           6.7       HSR Compliance                                                               30

           6.8       No Restraints                                                                30

           6.9       Shareholder Transmittal Agreement and General Release                        30

           6.10      Non-Competition Agreements                                                   30

           6.11      Escrow Agreement                                                             30

           6.12      Tax Matters Agreement                                                        30

SECTION 7. Conditions Precedent To Obligations Of Peach                                           31

           7.1       Accuracy of Representations                                                  31

           7.2       Performance of Covenants                                                     31

           7.3       Closing Certificate                                                          31

           7.4       No Restraints                                                                31

           7.5       HSR Compliance                                                               31

           7.6       Escrow Agreement                                                             31

           7.7       Tax Matters Agreement                                                        31

SECTION 8. Termination                                                                            32

           8.1       Termination Events                                                           32

           8.2       Termination Procedures                                                       32

           8.3       Effect of Termination                                                        32

SECTION 9. Indemnification, Escrow                                                                33

           9.1       Survival of Representations, Etc.                                            33

           9.2       Indemnification; Escrow                                                      33

           9.3       Threshold; Ceiling                                                           34

           9.4       Administration of Claims                                                     34

           9.5       Defense of Third Party Claims                                                34

           9.6       Exercise of Remedies by Indemnitees Other Than Parent                        35

SECTION 10. Miscellaneous Provisions                                                              35

           10.1      Shareholders' Agent                                                          35
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                                TABLE OF CONTENTS

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
           10.2      Further Assurances                                                           36

           10.3      Fees and Expenses                                                            36

           10.4      Attorneys' Fees                                                              36

           10.5      Notices                                                                      37

           10.6      Time of the Essence                                                          38

           10.7      Headings                                                                     38

           10.8      Counterparts                                                                 38

           10.9      Governing Law/Venue                                                          38

           10.10     Assignment                                                                   38

           10.11     Waiver                                                                       38

           10.12     Amendments                                                                   39

           10.13     Severability                                                                 39

           10.14     Parties in Interest                                                          39

           10.15     Confidentiality Agreement                                                    39

           10.16     Entire Agreement                                                             39

           10.17     Construction                                                                 39
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                                      -iv-

                               AGREEMENT AND PLAN
                                    OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER ("AGREEMENT") is made and entered into as of April 28, 2004, by and among: DOLE FOOD COMPANY, INC., a Delaware corporation ("PARENT"); AWOOD, INC., a California corporation and a wholly owned subsidiary of Parent ("MERGER SUB"); and WOOD HOLDINGS, INC., a California corporation ("PEACH"). Certain other capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         A. Parent, Merger Sub and Peach intend to effect a merger of Merger Sub into Peach in accordance with this Agreement and the California General Corporation Law (the "MERGER"). Upon consummation of the Merger, Merger Sub will cease to exist, and Peach will become a wholly owned subsidiary of Parent.

         B. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and Peach and by the shareholders of Peach.

         C. Concurrently with the execution of this Agreement, each of the shareholders of Peach have executed the Shareholder Agreements (as defined below) and the Section 338(h)(10) Elections (as defined in the Tax Matters Agreement (as defined below), the "SECTION 338(h)(10) ELECTIONS") and delivered such agreements and such elections to the Company to be held in trust and to be delivered at Closing.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

SECTION 1. DESCRIPTION OF TRANSACTION

         1.1 MERGER OF MERGER SUB INTO PEACH. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into Peach, and the separate existence of Merger Sub shall cease. Peach will continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION").

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the California General Corporation Law.

         1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, Three

Embarcadero Center, 7th Floor, San Francisco, California 94111 on the first Monday following the third (3rd) business day after the satisfaction or waiver of the conditions set forth in Sections 6 and 7 (counting the first business day after the date of such satisfaction or waiver as the first of such three (3) business days), unless such Monday is not a business day, then the next such business day, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE"). Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger conforming to the requirements of Chapter 11 of the California General Corporation Law shall be filed with the Secretary of State of the State of California. The Merger shall become effective at the time such agreement of merger is filed with the Secretary of State of the State of California (the "EFFECTIVE TIME").

         1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and Peach prior to the Effective Time:

                  (a) the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation except that the articles of incorporation shall be amended so that the name of the Surviving Corporation shall be "Wood Holdings, Inc."

                  (b) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time;

                  (c) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified; and

                  (d) the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve until their successors are duly elected or appointed or qualified.

         1.5 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, Peach or any shareholder of Peach:

                  (a) Each share of Peach's Class A Voting Common Stock, no par value, and each share of Peach's Class B Non-Voting Common Stock, no par value, (together with the Class A Voting Common Stock, the "PEACH COMMON STOCK"), issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into the right to receive (i) the Closing Cash Amount, (ii) pro rata rights to the remaining amounts held in the Escrow Fund pursuant to the Escrow Agreement and (iii) pro rata rights to the remaining amounts held in the Expense Fund pursuant to Section 1.7, on surrender of the certificate representing such share of Peach Common Stock in the manner provided in Section 1.10.

                  (b) Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (c) For purposes of this Agreement, the following definitions shall apply:

                            (i) The "CASH AMOUNT" shall be the amount determined by dividing (i) the amount calculated as (v) $162,500,000 less (w) indebtedness for borrowed money under the Bank Lines and Notes as of the earlier of the Closing Date and May 31, 2004 less (x) the Shareholder Prepayment Amount less (y) if the Closing occurs after May 31, 2004, the Company Transaction Expenses (because the Company Transaction Expenses will not have been paid by increases on or prior to May 31, 2004 in indebtedness for borrowed money under the Bank Lines and Notes) plus (z) $98,172, which amount represents the cost incurred by the Company for purchasing under the Company's officers' and directors' liability insurance policy "runoff" coverage for six (6) years following Closing in connection with renewing such insurance policy (the result of (v) less (w) less (x) less (y) plus (z), the "PURCHASE PRICE") by (ii) the aggregate number of shares of Peach Common Stock outstanding immediately prior to the Effective Time (the "OUTSTANDING SHARE NUMBER"). The Company represents and warrants that the Bank Lines and Notes were the only indebtedness for borrowed money as of the Balance Sheet Date and the date hereof.

                            (ii) The aggregate of the amounts required to be paid under the Bank Lines and Notes as pre-payment or change of control premiums or penalties, make-whole amounts or similar payments required in connection with the merger or the prepayment and early termination of the Bank Lines and Notes, shall be defined as the "PREPAYMENT AMOUNT." The "COMPANY PREPAYMENT AMOUNT" shall be the sum of (i) the portion of the Prepayment Amount payable pursuant to the Hancock Notes up to $3,000,000 and (ii) the portion of the Prepayment Amount payable pursuant to the Harris Trust Line of Credit in excess of $450,000, if any. The "SHAREHOLDER PREPAYMENT AMOUNT" shall be the sum of (i) the portion of the Prepayment Amount payable pursuant to the Hancock Notes in excess of $3,000,000, if any, and (ii) the portion of the Prepayment Amount payable pursuant to the Harris Trust Line of Credit up to $450,000 and such sum shall be deducted from the Cash Amount as set forth in subsection (i) above.

                            (iii) The "CLOSING CASH AMOUNT" shall be calculated as (i) the Cash Amount minus (ii) the Escrow Amount and minus (iii) the Expense Fund Amount. The "ESCROW AMOUNT" shall be the amount determined by dividing (i) the Escrow Fund by (ii) the Outstanding Share Number. The "EXPENSE FUND AMOUNT" shall be the amount determined by dividing
         (i) the Expense Fund by (ii) the Outstanding Share Number.

         1.6 INDEMNIFICATION ESCROW. At the Effective Time, Parent shall deposit with a third party (the "ESCROW AGENT") an amount of cash equivalent to ten percent (10%) of the Purchase Price into escrow pursuant to an escrow agreement in the form of Exhibit B (the "ESCROW AGREEMENT"). The cash so deposited shall be referred to herein as the "ESCROW FUND." The Escrow Fund will be released, subject to any prior payments to Parent out of the Escrow Fund in respect of indemnification obligations, on the later of eighteen (18) months after the Closing Date and January 1, 2006, subject to extension for pending claims pursuant to the terms of the Escrow Agreement (such earlier date, the "EXPIRATION DATE"). Subject to Sections 1.10 and 9, any amounts remaining in the Escrow Fund, if and when released to the extent and upon the terms set forth in the Escrow Agreement, will be paid to the shareholders of Peach on a pro rata basis in proportion to the number of shares of Peach's stock held by them immediately prior to the Effective Time (such proportion, the "PRO RATA BASIS").

         1.7 EXPENSE FUND. At the Effective Time, Parent shall deposit in an account identified by the Shareholders' Agent 0.675% of the Purchase Price, which amount shall be held by the Shareholders' Agent on behalf of the shareholders of Peach. The cash so deposited shall be referred to herein as the "EXPENSE FUND." The Shareholders' Agent will have sole control over the Expense Fund to pay for expenses incurred on behalf of Peach or its shareholders relating to the Merger. Parent shall cause the Surviving Corporation to deliver promptly to the Shareholders' Agent any invoices received by the Surviving Corporation for expenses incurred but not paid on or prior to the Closing. The Shareholders' Agent will promptly pay such invoices from the Expense Fund. The Expense Fund will be released, subject to any prior payments by the Shareholders' Agent in respect of expenses incurred, sixty days after all of the Tax Returns for the shareholders of Peach for the 2006 tax year have been filed. Subject to Section 1.10, any amounts remaining in the Expense Fund, if and when released, will be paid to the shareholders of Peach on a Pro Rata Basis.

         1.8 PAYMENT OF EXPENSES; REPAYMENT OF DEBT. Immediately prior to the Closing, the Company shall pay the amounts then due (collectively, the "COMPANY TRANSACTION EXPENSES"): (i) to Thomas Weisel Partners LLC, (ii) to Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, (iii) under Peach's 2004 Management Incentive Plan to the Participants (as such term is defined therein), (iv) to certain of the Company's employees pursuant to the Long-Term Employee Bonus Plan adopted by the shareholders of Peach and (v) under the Escrow Agreement for the Shareholders' Agent Retainer (as such term is defined therein). The Cash Amount shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Peach Common Stock), recapitalization or other like change without receipt of consideration occurring after the date hereof and prior to the Effective Time. At the Effective Time, Parent shall pay to the respective lenders under the Bank Lines and Notes, the amounts outstanding under the Bank Lines and Notes, the Company Prepayment Amount, and the Shareholder Prepayment Amount.

         1.9 CLOSING OF PEACH'S TRANSFER BOOKS. At the Effective Time, holders of shares of Peach's capital stock that were outstanding immediately prior to the Effective

Time shall cease to have any rights as shareholders of Peach, and the stock transfer books of Peach shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Peach's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Peach's capital stock (a "PEACH STOCK CERTIFICATE") is presented to the Surviving Corporation or Parent, such Peach Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.10.

         1.10 DELIVERY OF CERTIFICATES. At or after the Closing, upon surrender of a Peach Stock Certificate to Parent for exchange, together with a holder's Shareholder Agreement and such other documents as may be reasonably required by Parent, the holder of such Peach Stock Certificate shall be entitled to receive in exchange therefor the Closing Cash Amount and, subject to Section 1.6, pro rata rights to the remaining amounts held in escrow pursuant to the Escrow Agreement and subject to Section 1.7, pro rata rights to the remaining amounts held in the Expense Fund, and the Peach Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.10, each Peach Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender the Closing Cash Amount, subject to Section 1.6, pro rata rights to the remaining amounts held in escrow pursuant to the Escrow Agreement and, subject to Section 1.7, pro rata rights to the remaining amounts held in the Expense Fund as contemplated by this Section l.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF PEACH

         Peach provides the following representations and warranties to Parent and Merger Sub, subject to the exceptions disclosed in writing in the Company Disclosure Schedule. All references to the "COMPANY" in this Agreement refer to Peach and Peach's wholly owned operating subsidiary, J.R. Wood, Inc. ("PEACH SUB").

         2.1 DUE ORGANIZATION; SUBSIDIARIES; ETC.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

                  (b) The Company is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

                  (c) Other than the Entities listed in Schedule 2.1 (together with Peach Sub, the "SUBSIDIARIES"), none of which has material assets, liabilities or operations and other than Peach Sub, Peach does not have any subsidiaries, and does not own, beneficially or otherwise, any capital stock of, or any direct or indirect interest of any nature in, any other Entity.

                  (d) The Company has delivered to (or made available for inspection by) Parent accurate and complete copies of: (i) the articles of incorporation and bylaws of the Company and each of the Subsidiaries including all amendments thereto; (ii) the stock records of the Company and each of the Subsidiaries; (iii) any shareholders agreement or similar instrument to which the Company is a party or of which the Company has knowledge; and (iv) the minute books of the Company. The stock records of the Company reflect accurately all transactions in their respective capital stock of all classes. The minute books of the Company accurately reflect all material actions and proceedings taken to date by the respective shareholders, boards of directors and board committees of the Company.

         2.2 CAPITALIZATION.

                  (a) The authorized capital stock of Peach consists of: (i) 3,000,000 shares of Class A Voting Common Stock, of which 33,400 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 4,500,000 shares of Class B Non-Voting Common Stock, of which 292,173 shares have been issued and are outstanding as of the date of this Agreement. All of the outstanding shares of Peach Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. The shareholders of record of Peach as of the date of this Agreement are identified on Schedule 2.2(a). The authorized capital stock of Peach Sub consists of (i) 350,000 shares of Class A Voting Common Stock and 450,000 shares of Class B Non-Voting Common Stock. All of the outstanding shares of capital stock of Peach Sub have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Peach free and clear of any Encumbrances.

                  (b) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock of the Company; or (iii) Company Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock of the Company.

         2.3 FINANCIAL STATEMENTS.

                  (a) The Company has delivered or made available to Parent the following financial statements (collectively, the "FINANCIAL STATEMENTS"): (i) the audited balance sheet of the Company (the "AUDITED BALANCE SHEET") as of December 31, 2003 (the "BALANCE SHEET DATE"), (ii) the audited balance sheet of the Company as of December 31, 2002; and (iii) the related audited statements of income and retained earnings and cash flows for the year then ended, together with the notes thereto and the report of Deloitte & Touche LLP with respect thereto;

                  (b) The Financial Statements are accurate and complete in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby.

         2.4 ABSENCE OF CHANGES. Since the Balance Sheet Date:

                  (a) There has not been any material loss, damage or destruction to, or any interruption in the use of, any of the assets of the Company (whether or not covered by insurance) which would reasonably be expected to have a Material Adverse Effect;

                  (b) The Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock of the Company, other than distributions to the shareholders of the Company to cover the federal and state tax liabilities of the shareholders associated with Peach's Subchapter S election under the Code, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock of the Company;

                  (c) The Company has not sold, issued or authorized the issuance of (i) any capital stock of the Company or any Subsidiary, (ii) any option or right to acquire any capital stock of the Company or any Subsidiary, or (iii) any instrument convertible into or exchangeable for any capital stock of the Company or any Subsidiary;

                  (d) There has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (e) The Company has not acquired any equity interest in any other Entity;

                  (f) Except for raw materials and inventory acquired in the ordinary course of Business and except for capital expenditures, the Company has not purchased or otherwise acquired any asset with a value in excess of $50,000;

                  (g) The Company has not leased or licensed any asset with a value in excess of $50,000;

                  (h) The Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since the Balance Sheet Date, exceeds $100,000, except for capital expenditures made in accordance with the 2004 Capital Expenditure Budget included in Schedule 2.4(h) (which schedule also sets forth all capital expenditures in the 2004 Capital Expenditure Budget which as of the date hereof have not been made, but for which the Company has made contractual commitments);

                  (i) The Company has not sold or otherwise transferred, or leased or licensed, any asset or assets with a value in excess of $50,000;

                  (j) The Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in an amount in excess of $100,000;

                  (k) The Company has not made any pledge of any of its assets, or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of assets made in the ordinary course of business;

                  (l) The Company has not (i) lent money to any Person (other than pursuant to routine travel advances and similar payments made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money except for routine borrowings in the ordinary course of business under the Harris Trust Line of Credit;

                  (m) The Company has not changed any of its methods of accounting or accounting practices in any respect;

                  (n) The Company has not made any Tax election;

                  (o) The Company has not commenced or settled any material Legal Proceeding;

                  (p) Neither the Company nor, to the Company's knowledge, any of its shareholders have been contacted for a tax audit in any way related to the Company or its operations by either the IRS or by any state tax authority, except as disclosed on Schedule 2.5(p);

                  (q) Other than as reflected on Section 2.11 of the Company Disclosure Schedule, there have been no transactions or series of related transactions with a value in excess of $10,000 between the Company and a Related Party;

                  (r) There has not been any (A) general or uniform increase in the rates of pay or benefits to officers, directors or employees of the Company (collectively, the "COMPANY PERSONNEL"), (B) payment of any special bonus or grant of any increase in salary or benefits to any Company Personnel in excess of $25,000, individually or $100,000 in the aggregate or (C) entering into, or amendment to, any non-"at will" employment, change in control, collective bargaining or severance agreement;

                  (s) There has not been any failure to operate the Business in the ordinary course;

                  (t) There has not been any cancellation or termination of, or any failure to renew or maintain in full force and effect, insurance coverage of the Company;

                  (u) There has not been any Material Adverse Effect; and

                  (v) There has not been any agreement or commitment by the Company or, to the knowledge of the Company, any of its shareholders, to do any of the foregoing.

         2.5 TITLE TO ASSETS; CONDITION. The Company owns, and, where applicable, has good and valid title to: all of the assets reflected on the Audited Balance Sheet; all assets acquired by the Company since the Balance Sheet Date; all rights of the Company under Company Contracts; and all other assets reflected in the books and records of the Company as being owned by the Company. All of said assets are owned by the Company free and clear of any material Encumbrances, except for Permitted Encumbrances. Schedule 2.5(a) identifies all of the assets material to the Business that are being leased or licensed to the Company. The manufacturing plants, material equipment and material tangible property owned, operated or leased by the Company are in good operating condition, adequate for their current use, ordinary wear and tear excepted. Schedule 2.5(b) lists all of the assets owned by the Company with an original book value in excess of $100,000.

         2.6 INTELLECTUAL PROPERTY.

                  (a) Schedule 2.6(a) accurately identifies and describes all current California, U.S. and foreign trademark and servicemark registrations and pending applications owned by the Company and used in connection with the Business since December 31, 2001 ("TRADEMARKS").

                  (b) The Company owns no issued patents, patent applications or registered copyrights. The Company owns all right title and interest in and to the Trademarks. To the knowledge of the Company, no other person, corporation, joint venture, organization, association or entity owns any interest in or uses in any way any of the Trademarks. The Trademarks are free and clear of all Encumbrances except Permitted Encumbrances. The registered intellectual property and the unregistered intellectual property (including, without limitation, any proprietary processes and trade secrets) owned, licensed or used by the Company do not infringe the intellectual property rights of any other Person. Since December 31, 1998, the Company has not received any written notice that the Business infringes on or conflicts with any patent, registered trademark, registered servicemark, registered copyright or any unregistered intellectual property (including, without limitation, any proprietary process or trade secret) of any other Person.

                  (c) Schedule 2.6(c) contains a list of all material agreements, contracts and commitments to which the Company is a party (including, without limitation, licenses and other such agreements), which affect any of the Trademarks. Such licenses and agreements, to the extent material, are valid, binding and enforceable in accordance with their respective terms for the periods stated therein, and there is no existing default or event of default thereunder or, to the knowledge of the Company, any event which (with or without notice or lapse of time) would constitute a default.

         2.7 RECEIVABLES; RESERVES. Schedule 2.7 provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of the Balance Sheet Date. All existing accounts receivable of the Company (including those accounts receivable reflected on the Audited Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the Balance Sheet Date and have not yet been collected): represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business. The Company maintains an adequate reserve in accordance with generally accepted accounting principles for doubtful accounts.

         2.8 MAJOR CUSTOMERS. Schedule 2.8 identifies the revenues received from each customer or other Person that (together with such customer's or other Person's affiliates) accounted for more than $5,000,000 of the gross revenues of the Company in 2002 or 2003 or that were added as new customers since January 1, 2003 and have accounted for more than $5 million of the gross revenues of the Company in the twelve full calendar months prior to the date hereof (Schedule
2.8 provides such revenue information only for the relevant 12 month period in which the $5,000,000 figure for such Person is exceeded). The Company has received no written notice that any customer identified on Schedule 2.8 (based on gross revenues in the twelve full calendar months prior to the date hereof) intends to terminate or reduce its business with the Company in the future. No Key Employee of the Company has received any oral notice that any customer identified on Schedule 2.8 (based on gross revenues in the twelve full calendar months prior to the date hereof) intends to terminate or materially reduce its business with the Company in the future. For purposes of this Section 2.8, "material" shall be defined as a reduction (over a twelve full calendar month period following the Closing) in excess of 25% from the gross revenues identified on Schedule 2.8 for the twelve full calendar months prior to the date hereof. For purposes of this representation, ordinary course purchase orders shall not be deemed to be notice of reduction of business with the Company.

         2.9 LIABILITIES; MAJOR SUPPLIERS.

                  (a) The Company has no accrued, contingent or other liabilities of any nature, except for: (i) liabilities identified as such in the Audited Balance Sheet; (ii) accounts payable or accrued salaries incurred by the Company since the Balance Sheet Date in the ordinary course of business and consistent with the Company's past practices; (iii) obligations arising since the Balance Sheet Date under the Material Contracts listed in Schedule 2.10, and
(iv) liabilities which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  (b) Schedule 2.9(b) identifies the amounts paid to each supplier of fruit to the Company that received more than $100,000 in the aggregate from the Company in 2002, 2003 or from the Balance Sheet Date through March 31, 2004 (Schedule 2.9(b) provides such information only for the relevant period in which the $100,000 figure for such Person is exceeded). The Company has received no written notice that any supplier identified on Schedule 2.9 (based on aggregate amounts paid in 2003) to whom the Company has paid in 2003 in excess of $1,000,000 intends to terminate or reduce its business with the Company in the future. No Key Employee of the Company has received any oral notice that any supplier identified on Schedule 2.9

(based on aggregate amounts paid in 2003) to whom the Company has paid in 2003 in excess of $1,000,000 intends to terminate or materially reduce its business with the Company in the future. For purposes of this Section 2.9, "material" shall be defined as a reduction (over a twelve full calendar month period following the Closing) in excess of 25% from the amounts identified on Schedule
2.9 for the amounts paid in 2003.

                  (c) The Company has no outstanding letters of credit issued on behalf of the Company.

         2.10 CONTRACTS.

                  (a) Schedule 2.10 identifies all of the following Company Contracts (collectively, the "MATERIAL CONTRACTS"):

                           (i) each continuing Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor involving the payment of cash compensation by the Company, in any fiscal year, of more than $100,000;

                           (ii) each continuing Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person or (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person;

                           (iii) each continuing Company Contract involving material software licensed to the Company (excluding "shrink wrap" or "click wrap" or similar licenses or agreements applicable to software applications that are generally available to the public);

                           (iv) each continuing Company Contract creating or involving any agency relationship or distribution arrangement relationship to which the Company is a party involving the payment of fees by the Company, in any fiscal year, of more than $100,000;

                           (v) each continuing Company Contract relating to the acquisition, issuance or transfer of any securities by, from or to the Company;

                           (vi) each continuing Company Contract relating to the creation of any material Encumbrance with respect to any material asset of the Company;

                           (vii) each continuing Company Contract not otherwise identified on Schedule 2.10 involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement by the Company in an amount or having a value in excess of $100,000;

                           (viii) each continuing Company Contract creating or relating to any partnership or joint venture in which the Company is a partner or joint venturer;

                           (ix) each Company Contract (continuing or entered into since December 31, 2001) relating to the purchase or sale of any product or other asset related to the Business by or to, or the performance of any services related to the Business by or for, any Related Party; and

                           (x) any other continuing Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services having a value in excess of $100,000 in the aggregate (excluding customer purchase orders and supply contracts entered into in the ordinary course of business).

                  (b) To the knowledge of the Company each of the Material Contracts is enforceable against the Company and each other party thereto, in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and (ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other forms of equitable remedies. Neither the Company nor, to the knowledge of the Company, any other party to any Material Contract, is in material default thereunder or in material breach thereof, where such breach or default (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there exists no event, occurrence, condition or act which constitutes or, with the giving of notice or the lapse of time will, or is reasonably likely to become, a material default by the Company or any other party under any Material Contracts where such default could reasonably likely be expected to have a Material Adverse Effect. The Company has not received any written notice of a threatened default under any Material Contract.

         2.11 RELATED PARTY TRANSACTIONS. No Related Party has, other than as a shareholder of Peach, any direct or indirect interest of any nature in any of the assets of the Company. No Related Party is indebted to the Company. No Related Party has any direct or indirect financial interest in any Company Contract, transaction or business dealing of any nature involving the Company. No Related Party is competing, directly or indirectly, with the Company. No Related Party has any claim or right against the Company. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Company.

         2.12 INSURANCE. Schedule 2.12 identifies all insurance policies maintained by, at the expense of or for the benefit of the Company, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Schedule 2.12. Each of the insurance policies identified in Schedule 2.12 is in full force and effect. Since December 31, 2003, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Schedule 2.12 sets forth a list of all "occurrence" insurance policies that have ever been issued to or for the benefit of the Company under which the Company has any continuing rights or obligations.

         2.13 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since December 31, 2001 been, in compliance with all applicable Legal Requirements. Since December 31, 2001, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         2.14 GOVERNMENTAL AUTHORIZATIONS. Schedule 2.14 sets forth each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Schedule 2.14. The Governmental Authorizations identified in Schedule 2.14 are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted, except where the lack of such Governmental Authorization has not had and cannot be reasonably expected to have a Material Adverse Effect. The Company is, and at all times since December 31, 2001 has been, in compliance with the terms and requirements of the respective Governmental Authorizations identified in Schedule 2.14, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Since December 31, 2001, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.15 LEGAL PROCEEDINGS; ORDERS.

                  (a) There is no pending Legal Proceeding, and (to the knowledge of the Company) no Person has threatened to commence any Legal
Proceeding: (i) that involves the Company or any of the assets owned or used by the Company and that could reasonably be expected to have a Material Adverse Effect; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the extent that any Legal Proceeding is listed on the Company Disclosure Schedule that was commenced prior to January 1, 2004, adequate reserves in accordance with generally accepted accounting principles have been reflected in the Audited Balance Sheet. Schedule 2.15(a) describes in reasonable detail all material developments since the Balance Sheet Date in the Legal Proceedings listed on the Company Disclosure Schedule.

                  (b) No Legal Proceeding is pending, or, to the knowledge of the Company, threatened, against the Company.

                  (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the knowledge of the Company, none of the shareholders of Peach is subject to any order, writ, injunction, judgment or decree that relates to the Company's business or to any of the assets owned or used by the Company. To the knowledge of the Company, no officer or other Key Employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

         2.16 TAX MATTERS

                  (a) All material Tax Returns required to be filed by or on behalf of the Company and any Company Affiliate with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "COMPANY RETURNS") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed since March 31, 1997 which have been requested by Parent.

                  (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the Balance Sheet Date through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

                  (c) Schedule 2.16 identifies each examination or audit of any Tax Return of the Company that has been conducted since December 31, 1996. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to such audited Tax Returns.

                  (d) No claim or other Legal Proceeding is pending or has been threatened against or with respect to the Company or, to the knowledge of the Company, any Company Affiliate, in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company or, to the knowledge of the Company, any Company Affiliate.

                  (e) There is no agreement, plan, arrangement or other Company Contract covering any Company Employee that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would be subject to Section 280G of the Code.

                  (f) The Company has filed Tax Returns for each tax year since the shareholders of Peach elected Subchapter S tax treatment, that accurately reflect corporate level tax liability for income tax under Section 1374 of the Code, and under any similar State income tax provisions, if any.

                  (g) The shareholders of Peach have duly elected for Peach to be an "S Corporation", pursuant to Section 1362 of the Code, and Peach's status as an S Corporation is valid from the time of the initial election, through the Effective Time.

                  (h) All Taxes (excluding Taxes resulting from the Merger) that the Company has been required to collect or withhold have been duly collected or withheld and have been or will be duly paid to the proper taxing authority when due, or adequate reserves have been established on the Audited Balance Sheet for such Taxes.

                  (i) None of the Company or any Company Affiliate, has made, requested or agreed to make, nor is required to make, any adjustment under
Section 481(a) of the United States Internal Revenue Code by reason of a change in accounting method or otherwise for any taxable year, except as noted on
Schedule 2.16(i).

                  (j) No waivers of the statutes of limitation have been given with respect to any Taxes of the Company or, to the knowledge of the Company, the Company Affiliates.

         2.17 EMPLOYEE AND LABOR MATTERS

                  (a) Schedule 2.17(a) accurately sets forth, with respect to each employee of the Company (including any employee of the Company who is on a leave of absence or on layoff status) whose annual cash compensation exceeds $100,000 per year:

                           (i) the name of such employee and the date as of which such employee was originally hired by the Company; and

                           (ii) the aggregate dollar amount of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from the Company with respect to services performed in 2002 and 2003;

                  (b) Schedule 2.17(b) accurately identifies each former employee of the Company who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise) relating to such former employee's employment with the Company; and Schedule 2.17(b) accurately describes such benefits.

                  (c) The employment of each of the Company's employees is terminable by the Company at will. The Company has delivered to Parent accurate and complete copies of all compensation contracts (other than at-will employment offers and offer letters for employees whose annual cash compensation is less than $75,000), employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of the Company.

                  (d) To the knowledge of the Company:

                           (i) no Key Employee intends to terminate his employment with the Company; and

                           (ii) no employee of the Company is a party to or is bound by any confidentiality agreement, non-competition agreement or other Contract (with any Person) that can reasonably be expected to have an adverse effect on: (A) the performance by such employee of any of his duties or responsibilities as an employee of the Company; or (B) the Company's business or operations.

                  (e) The Company is not a party to or bound by, and since December 31, 2001, the Company has not been a party to or bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract.

                  (f) Since December 31, 2001, there has not been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. There are no actions, suits, claims, labor disputes or grievances pending or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, health, safety or discrimination matters involving any Company Employee, including, without limitation, charges of unfair labor practices or discrimination complaints.

         2.18 COMPANY EMPLOYEE PLANS.

                  (a) Schedule 2.18 contains an accurate and complete list of each Company Employee Plan. The Company does not maintain or contribute to any such Company Employee Plan subject to ERISA that is not in substantial compliance with ERISA. None of the Company Employee Plans is a "multiemployer plan," as defined in ERISA Section 4001(a)(3), or is a Company Pension Plan subject to Title IV of ERISA. The Company is not delinquent in any obligation to make contributions to any Company Employee Plan subject to Code Section 412 or Title IV of ERISA and has not terminated or withdrawn from participation in any such plan.

                  (b) Full payment has been made of all amounts which the Company is required, under applicable law or under any Company Employee Plan or any agreement relating to any Company Employee Plan to which the Company is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Company Employee Plan ended prior to the date hereof. The Company has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Company Employee Plan or related agreements. Benefits under all Company Employee Plans are as represented and have not been increased subsequent to the date as of which documents evidencing Company Employee Plans have been provided by the Company to Parent.

                  (c) With respect to the Company, each Company Employee Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the IRS and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination.

                  (d) The Company has not engaged in any transaction with respect to the Company Employee Plans which would subject it to a material tax, penalty or liability for prohibited transactions under ERISA or the Code nor have any of the Company's managing members, officers, or employees to the extent they or any of them are fiduciaries with respect to such plans, breached in any material respect any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA or would result in any claim being made under or by or on behalf of any such plans by any party.

                  (e) The Company has delivered or caused to be delivered to Parent true and complete copies of (i) all Company Employee Plans and related trusts and insurance policies as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest IRS determination letter obtained with respect to any such Company Employee Plan qualified under Section 401 or 501 of the Code, and (ii) Form 5500 for the most recent completed fiscal year for each Company Employee Plan required to file such form.

                  (f) Schedule 2.18(f) lists all former employees of the Company and their beneficiaries receiving benefits under any of the provisions of COBRA that are being paid for by the Company as of the date of this Agreement.

         2.19 REAL PROPERTY.

                  (a) Schedule 2.19(a) identifies all real property owned by the Company other than the Excluded Real Property (the "REAL PROPERTY"). With respect to each such parcel of Real Property, the Company has good, valid and marketable title to such parcel, free and clear of Encumbrances, except for Permitted Encumbrances set forth on Schedule 2.19(a), and :

                           (i) there are no pending or, to the knowledge of the Company, threatened condemnation proceedings, lawsuits or administrative actions relating to such Real Property, or the current use, occupancy or operation thereof;

                           (ii) to the Company's knowledge, all buildings and improvements located on the Real Property (i) comply with all applicable Legal Requirements; and (ii) do not encroach onto other parcels of land that do not constitute Real Property;

                           (iii) except for the Permitted Encumbrances set forth on Schedule 2.19(a), there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Real Property; and

                           (iv) except for the Permitted Encumbrances set forth on Schedule 2.19(a), there are no outstanding options or rights of first refusal to purchase the parcel of such property, or any portion thereof or interest therein.

                  (b) Schedule 2.19(b) identifies all real property leased or subleased to the Company. The Company enjoys peaceful and undisturbed possession of such premises, subject to the terms of such leases and/or subleases. To the Company's knowledge, all such leases are valid, binding and enforceable. There is no legal action pending against the Company or, to the knowledge of the Company, any other Person, and there is, to the knowledge of the Company, no legal action threatened against the Company or any other Person that would interfere in any material respect with the quiet enjoyment of any such leasehold by the Company. The Company has performed, in all material respects, all the obligations required to be performed by it under such leases to the extent such obligations have accrued, and, to the Company's knowledge, such properties are not subject to any building or use restrictions, exceptions, reservation or limitations that materially interfere with or impair the present and continued use thereof in the usual and normal conduct of the Business. With respect to the Real Property and the real property set forth on Schedule 2.19(b), there is no pending or to the knowledge of the Company threatened condemnation proceeding.

         2.20 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Since December 31, 1998, the Company has not received any written notice or other written communication, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not or has not been in compliance with any Environmental Law (and, to the knowledge of the Company, no allegation of lack of compliance with Environmental Laws has been so made against any person or entity whose liability for any Environmental claim the Company has or may have retained or assumed either contractually or by operation of law), and, to the knowledge of the Company, there is no valid basis for any such claim and there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the knowledge of the Company, since December 31, 1998, no current or prior owner of any property leased by the Company has received any written notice or other written communication, whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Schedule 2.20. The Company has previously provided to Parent (as part of the electronic data room) complete copies of all reports and surveys, that address in whole or in part compliance or the lack thereof with Environmental Laws, that are in the possession of the Company or its counsel (as a result of such counsel's representation of the Company), or the existence of which is known to a Key Employee, with respect to the real property owned, used or leased by the Company now or in the past.

         2.21 AUTHORITY; BINDING NATURE OF AGREEMENTS. Peach has the right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Peach of this Agreement have been duly authorized by all necessary action on the part of Peach, its board of directors and its shareholders. This Agreement constitutes the legal, valid and binding obligation of Peach, enforceable against Peach in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.22 NON-CONTRAVENTION; CONSENTS. Neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws or, to the knowledge of the Company, any agreement between or among shareholders of the Company, or (ii) any resolution adopted by the shareholders of the Company, the Company's board of directors or any committee of the Company's board of directors;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any order to which the Company, or any of the assets of the Company, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) accelerate the maturity or performance of any such Material Contract, or (iii) cancel, terminate or modify any such Material Contract; or

                  (e) result in the imposition or creation of any material Encumbrance upon or with respect to any material asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as contemplated by Sections 5.1(a) and 6.3, the Company is not or will not be required to make any filing with or give any notice to, or to obtain any Consent from, any

Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         2.23 BROKERS. Except as contemplated in Section 10.3, the Company has not agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with the Merger or any of the other transactions contemplated by this Agreement.

         2.24 INVENTORIES. Subject to applicable reserves, all inventories of the Company are of merchantable quality, and salable (in the case of inventory held for sale) or currently usable (in the case of other inventory) in the ordinary course of business and have a fair market value at least equal to the values at which such items are carried on their respective books. Changes in inventory subsequent to the Balance Sheet Date are reasonable and warranted in the ordinary course of business consistent with past practice.

         2.25 WORKING CAPITAL. Since the Balance Sheet Date, the Company has managed the Working Capital of the Company in the ordinary course of business consistent with past practice. For purposes of this section, "WORKING CAPITAL" shall mean the difference between the Company's "Current Assets" and the Company's "Current Liabilities", each as reflected on the face of the Company's balance sheet as of a specified date.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to Peach, subject to the exceptions disclosed in writing in the Parent Disclosure Schedule, as follows:

         3.1 DUE ORGANIZATION.

                  (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of California, respectively, and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to perform its obligations under this Agreement.

                  (b) Parent has delivered to (or made available for inspection by) Peach accurate and complete copies of the articles of incorporation and bylaws of Merger Sub, including all amendments thereto.

         3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholder is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to

(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.3 NON-CONTRAVENTION; CONSENTS. Neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of Parent's or Merger Sub's articles of incorporation or bylaws, or (ii) any resolution adopted by the shareholder of Parent or Merger Sub, Parent's or Merger Sub's board of directors or any committee of Parent's or Merger Sub's board of directors;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any order to which Parent or Merger Sub, or any of their respective assets, is subject;

                  (c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any loan or credit agreement (other than as to performance of this Agreement and consummation of the Merger, that certain Credit Agreement dated March 28, 2003, as amended, which agreement is filed as Exhibit 10.1 to the Annual Report on Form 10-K of Parent for the fiscal year ended January 3, 2004, the waiver or cure of which such violation, breach or default of performance of this Agreement and consummation of the Merger, Parent acknowledges is not a condition precedent to the obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement), note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Merger Sub (a "PARENT AGREEMENT"), or give any Person the right to (i) declare a default or exercise any remedy under any such Parent Agreement, (ii) accelerate the maturity or performance of any such Parent Agreement, or (iii) cancel, terminate or modify any such Parent Agreement; or

                  (d) result in the imposition or creation of any material Encumbrance upon or with respect to any material asset owned or used by Parent or Merger Sub (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent or Merger Sub).

Except as contemplated by Section 5.1(a), neither Parent nor Merger Sub is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         3.4 BROKERS. Neither Parent nor Merger Sub has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with the Merger or any of the other transactions contemplated by this Agreement.

         3.5 AVAILABLE FUNDS. Parent and Merger Sub will have on the Condition Date and Closing Date sufficient cash or cash equivalents available, directly, through one or more affiliates or from debt financing sources subject to no contingencies, to pay the Purchase Price at Closing. For purposes of this
Section 3.5, the "CONDITION DATE" shall mean the first Monday following the third (3rd) business day after the satisfaction or waiver of the conditions set forth in Sections 6 and 7 (subject to the acknowledgment below) (counting the first business day after the date of such satisfaction or waiver as the first of such three (3) business days), unless such Monday is not a business day, then the next such business day. Notwithstanding the foregoing, Parent acknowledges that (i) the accuracy of this representation on the Condition Date shall not be taken into account in determining whether the condition set forth in Section 7.1 has been met and (ii) the availability of sufficient cash or cash equivalents, directly, through one or more affiliates or from debt financing sources subject to no contingencies, is not a condition precedent to the obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement.

SECTION 4. CERTAIN COVENANTS OF PEACH

         4.1 CONDUCT OF BUSINESS BY COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time (the "PRE-CLOSING PERIOD"), Peach agrees to carry on the Company's business as currently conducted in accordance with past practices and, except (i) as provided in Schedule 4.1,
(ii) as otherwise contemplated by this Agreement, or (iii) to the extent that Parent shall otherwise consent in writing, to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and use its reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and Key Employees and preserve its relationships with customers, suppliers, distributors, and others with which it has business dealings.

         4.2 CERTAIN ACTIONS BY PEACH. In addition, notwithstanding Section 4.1 above, without the prior written consent of Parent, which consent will not be unreasonably withheld or delayed, during the Pre-Closing Period Peach shall not, and shall cause Peach Sub not to, do any of the following:

                  (a) let lapse any insurance policy;

                  (b) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock of Peach, other than distributions to the shareholders of Peach to pay the federal and state Tax liabilities of each shareholder's pro rata share of Peach's income, loss, deduction, or credits for the period January 1,

2004 through the Closing Date (the "FINAL PERIOD"), as calculated pursuant to
Section 1366 of the Code (and under any equivalent state statutes), which for the purposes of this paragraph shall be calculated without considering the effect of the Section 338(h)(10) Elections; such distribution shall be made prior to the Closing, and the Company shall have no obligation at or after the Closing to make any such distribution, or to make any additional distribution or payment in modification of any distribution made under this paragraph;

                  (c) repurchase, redeem or otherwise reacquire any shares of capital stock of Peach;

                  (d) sell, issue or authorize the issuance of (i) any capital stock of the Company, (ii) any option or right to acquire any capital stock of the Company, or (iii) any instrument convertible into or exchangeable for any capital stock of the Company;

                  (e) amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws;

                  (f) form any subsidiary or acquire any equity interest or other interest in any other Entity;

                  (g) make any capital expenditure, except for capital expenditures in accordance with the 2004 Capital Expenditure Budget included in
Schedule 2.4(h);

                  (h) outside the ordinary course of business, (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Contract;

                  (i) except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts, (i) acquire, lease or license any material right or other material asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other material asset to any other Person, or (iii) waive or relinquish any material right;

                  (j) incur or guarantee any indebtedness for borrowed money, other than routine borrowings in the ordinary course of business under the Harris Trust Line of Credit);

                  (k) (i) establish, adopt or amend any Employee Benefit Plan,
(ii) pay any special bonus or special remuneration to any director or employee,
(iii) increase the salaries or wage rates of its officers or employees whose annualized compensation following such increase would exceed $100,000, or (iv) hire any new employee whose aggregate annual compensation is expected to exceed $100,000;

                  (l) change any of its methods of accounting or accounting practices in any material respect;

                  (m) make any Tax election other than any election required or contemplated by the Tax Matters Agreement;

                  (n) commence or settle any material Legal Proceeding;

                  (o) open or establish any new bank accounts; or

                  (p) amend, revoke or terminate the Shareholder Agreements.

         4.3 NOTIFICATION; UPDATES TO COMPANY DISCLOSURE SCHEDULE.

                  (a) During the Pre-Closing Period, Peach shall promptly notify Parent in writing of any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 6 impossible, unlikely or significantly delayed.

                  (b) Prior to the Closing, Peach shall notify Parent in writing of:

                           (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Peach in Section 2 of this Agreement;

                           (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Peach in Section 2 of this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                           (iii) any material breach of any material covenant or obligation of Peach.

                  (c) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) or 4.3(b) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Peach shall prior to the Closing deliver to Parent an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of determining whether any of the conditions set forth in Section 6 has been satisfied.

         4.4 NO NEGOTIATION. During the Pre-Closing Period, Peach shall not, and shall cause Peach Sub not to, directly or indirectly:

                  (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

                  (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

                  (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

provided, however, that the provisions of this Section 4.4 shall terminate if Parent or Merger Sub will not agree to proceed to Closing without making material changes to this Agreement.

         4.5 ACCESS AND INVESTIGATION. During the Pre-Closing Period, Peach shall, and shall cause Peach Sub and their respective Representatives to: (a) promptly provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; (b) promptly provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request; and (c) subject to compliance with applicable Legal Requirements (including without limitation the HSR Act), promptly provide Parent with reasonable access to, and reasonably cooperate to accompany Parent on meetings with, the customers and suppliers identified on Schedules 2.8 and 2.9(b) and Parent agrees to contact and meet with such customers and suppliers only after providing prior notice to the Company and providing the Company with the reasonable opportunity to participate in such contact or meetings.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

         5.1 LEGAL REQUIREMENTS.

                  (a) Each of Peach, Parent and Merger Sub will take all reasonable actions necessary or desirable to comply promptly with all Legal Requirements that may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Body, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement.

                  (b) Without limiting the generality of the foregoing, as soon as practicable after execution of this Agreement, and in no event later than ten
(10) days after the date hereof, each of Peach and Parent shall file with the Antitrust Division and the FTC a premerger notification form and any supplemental information (other than privileged information) which may be requested in connection therewith pursuant to the HSR Act, which filings and supplemental information will comply in all material respects with the requirements of the HSR Act. Each of Peach and Parent shall cooperate fully with the other in connection with the preparation of such filings and shall use its best efforts to respond as promptly as practicable to any requests for supplemental information from the Antitrust Division or the FTC or any other Governmental Body and to obtain early termination or expiration of any waiting period applicable to the Merger under the HSR Act. Each of Peach and Parent shall (i) give the other party prompt notice of the commencement of any action, suit, proceeding, investigation or inquiry by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such action, suit, proceeding, investigation or inquiry, and (iii) promptly inform the other party of any communication to or from the FTC, the Department of Justice or any other Governmental Body regarding the Merger. Peach and Parent will consult and cooperate with one another, and will consider in good faith the views of one another in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any action, suit, proceeding, investigation or inquiry under or relating to the HSR Act or any other U.S. federal or state antitrust or fair trade law. In addition, except as may be requested by or prohibited by any Governmental Body or by any law, rule, regulation, order, judgment or decree, in connection with any action, suit, proceeding, investigation or inquiry under or relating to the HSR Act or any other U.S. federal or state antitrust or fair trade law or any other similar action, suit, proceeding, investigation or inquiry each of Peach and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such action, suit, proceeding or inquiry and to have access to and be consulted in connection with any document, opinion, or proposal made or submitted to any Governmental Body in connection with any such action, suit, proceeding, investigation or inquiry. Filing fees required to be paid in connection with the premerger notification pursuant to the HSR Act shall be borne and paid by Parent.

         5.2 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, neither Peach nor Parent shall (and each shall not permit any of its respective Representatives to and Peach shall not permit Peach Sub to) issue any press release or make any public statement regarding this Agreement, the Merger, or any of the other transactions contemplated by this Agreement, without consulting with the other party prior to issuing any press release or making any public statement.

         5.3 BEST EFFORTS. Subject to the respective rights of the parties under this Agreement, during the Pre-Closing Period, (a) Peach shall use its best efforts to effectuate the Merger and the other transactions contemplated hereby and to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to effectuate the Merger and the other transactions contemplated hereby and to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

         5.4 DIRECTOR AND OFFICER INDEMNIFICATION.

                  (a) The articles of incorporation and bylaws of the Surviving Corporation shall, with respect to indemnification of officers, directors, employees and agents, not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the Effective Time were eligible as prospective indemnitees under the articles of incorporation or bylaws of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated hereby), unless such modification is required by law.

                  (b) Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless, the present and former officers, directors, employees and agents of the Company or any of its Subsidiaries in their capacities as such (each an "INDEMNIFIED PARTY") in accordance with the articles of incorporation and bylaws, or other charter documents, of the Company and its Subsidiaries and any agreements or plans maintained by the Company and its Subsidiaries and disclosed to Parent prior to the date hereof, to the fullest extent permitted by the terms thereof against all losses, expenses, claims, damages and liabilities arising out of actions or omissions occurring on or prior to the Effective Time.

                  (c) For six years after the Effective Time, Parent shall not take any steps to (and shall cause the Surviving Corporation to not take any steps to) cause the termination or cancellation of the Company's officers' and directors' liability insurance policy in effect as of the date hereof.

                  (d) In the event Parent or any of its successors or assigns or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, assume the obligations set forth in this section.

                  (e) The provisions of this Section 5.5 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         5.5 POST-CLOSING TAX MATTERS.

                  (a) Immediately prior to Closing, Peach shall make a distribution to the shareholders of Peach, consistent with Section 4.2(b), in an amount reasonably estimated by Peach to cover the federal and state Tax liabilities of each shareholder's pro rata share of Peach's income, loss, deduction, or credits for the Final Period.

                  (b) The Shareholders' Agent shall coordinate on behalf of the shareholders of Peach the preparation of all Tax Returns for the Final Period. In connection with the preparation of such Tax Returns, Parent shall cause the Surviving

Company to provide reasonable access to the books and records of Peach to the Shareholders' Agent, the historical accountant of Peach and such other accountants and advisors as identified by the Shareholders' Agent. All Tax Returns for the Final Period will be prepared on a books-closed-as-of-the-Closing-Date basis (including the effect of the Section 338(h)(10) Elections as contemplated by the Tax Matters Agreement) and all expenses that are reasonably deductible on such Tax Returns for the Final Period will be deducted. The Shareholders' Agent shall provide a copy of such Tax Returns after they are prepared to Parent for review and comment. Parent shall approve such returns for filing before the due date of the returns. Any proposed changes to the Tax Returns shall be discussed by Parent with the tax preparer of the return. No elections or statements shall be included in these tax returns that would adversely affect the Parent without the approval of Parent. In the event of a dispute arising with respect to the Tax Returns such disagreement shall be referred to a nationally recognized independent certified public accounting firm as is mutually agreed upon by the Shareholders' Agent, on the one hand, and Parent, on the other. If the parties cannot agree on such an accounting firm, the firm shall be picked by two nationally recognized independent certified public accounting firms, one selected by the Shareholders' Agent and one by Parent; further provided, however, that the accounting firm so selected shall not at the time be the regular auditor of Parent, or any affiliate of Parent. The decision of the accounting firm shall be final and binding on the parties. The fee of the accounting firm shall borne 50% by Parent, and 50% ratably among the shareholders of Peach, through payment from the Expense Fund or, if such fund is insufficient to pay for such expenses, from the shareholders jointly and severally. All disputes must be resolved within ten days of submission to the selected accounting firm.

                  (c) Peach shall provide to Parent copies of all Tax Returns for the 2003 tax year, as soon as such returns are filed.

                  (d) Any Tax Returns that cover a period beginning before the Effective Date, and ending after the Effective Date ("STRADDLE PERIODS"), shall be prepared and filed by Parent.

         5.6 TRANSFER OF REAL PROPERTY.

                  (a) Notwithstanding the provisions of Sections 4.1 and 4.2 above, at or prior to the Closing, Parent and each of the following individuals (each a "OPTIONEE" and together the "OPTIONEES") will, at the request of the applicable individual, negotiate separate arrangements (each, an "OPTION AGREEMENT") for the possible purchase, after the Closing and for fair market value, of the following real property now owned by the Company:

                           (i) with Dorothy Johnston, the Option Agreement would be for the real property identified on Schedule 5.6(a)(i);

                           (ii) with James Johnston, the Option Agreement would be for the real property identified on Schedule 5.6(a)(ii);

                           (iii) with Daryl Wood, the Option Agreement would be for the real property identified on Schedule 5.6(a)(iii).

                  (b) In the absence of agreement on a relevant Option Agreement, the Optionee will have the right to purchase the relevant real property (the "OPTION") subject to the default terms set forth on Exhibit G.

                  (c) The Company will promptly pay, with no right of setoff, the proceeds it receives from the sale of the applicable real property to the Shareholders' Agent on behalf of the other shareholders of Peach. The Shareholders' Agent shall promptly pay such proceeds for the applicable property to the shareholders of Peach on a Pro Rata Basis.

                  (d) Each Optionee will indemnify the remaining shareholders of Peach (including the other Optionees) to the extent of any claims by Parent, including without limitation, claims against the Escrow, with respect to the applicable real property that is purchased by such Optionee.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

         The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, or written waiver by Parent, at or prior to the Closing, of each of the following conditions:

         6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Peach in Section 2 of this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made at the Closing Date (without giving effect to any update to the Company Disclosure Schedule and except to the extent such representation and warranties are expressly made only as of an earlier date, in which case as of such earlier date), except that, in each case, any inaccuracies in such representations and warranties will be disregarded if, after aggregating all inaccuracies in such representations and warranties as of the date of this Agreement and as of the Closing Date, such inaccuracies and the circumstances giving rise to all such inaccuracies do not constitute a Material Adverse Effect as of the Closing Date.

         6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Peach is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         6.3 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

         6.4 LEGAL OPINION. Parent shall have received a legal opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, dated as of the Closing Date, in the form of Exhibit C.

         6.5 CLOSING CERTIFICATE. Parent shall have received a certificate executed by the Chairman of Peach, confirming that the conditions set forth in Sections 6.1 and 6.2 have been satisfied.

         6.6 BOARD RESIGNATIONS. Parent shall have received written resignations of all directors of the Company and its Subsidiaries, effective as of the Effective Time.

         6.7 HSR COMPLIANCE. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated by the reviewing agency.

         6.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable best efforts to have such injunction or other order lifted.

         6.9 SHAREHOLDER TRANSMITTAL AGREEMENT AND GENERAL RELEASE. As of the date hereof, each of the shareholders of Peach have executed and delivered to the Company a Shareholder Transmittal Agreement and General Release in the form of Exhibit D (collectively, the "SHAREHOLDER AGREEMENTS"). At the Closing, the Company shall deliver to Parent the Shareholder Agreements and the Company shall deliver to Parent Shareholder Agreements executed by James Johnston, Ann Wood and Daryl Wood on the Closing Date.

         6.10 NON-COMPETITION AGREEMENTS. As of the date hereof, each of the individuals identified on Schedule 6.10 have executed and delivered to the Company a non-competition agreement in the form of Exhibit E (collectively, the "NON-COMPETITION AGREEMENTS"), whereby each such individual agrees not to compete with the Business for a period of five (5) years following Closing. At the Closing, the Company shall deliver to Parent the Non-Competition Agreements.

         6.11 ESCROW AGREEMENT. At the Closing, the Shareholders' Agent and the Escrow Agent shall execute and deliver to Parent the Escrow Agreement.

         6.12 TAX MATTERS AGREEMENT. At the Closing, Parent and Peach shall have entered into the Section 338(h)(10) Tax Matters Agreement in the form of Exhibit F (the "TAX MATTERS AGREEMENT").

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF PEACH

         The obligations of Peach to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, or written waiver by Peach, at or prior to the Closing, of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (except to the extent such representation and warranties are expressly made only as of an earlier date, in which case as of such earlier date) except that, in each case, any inaccuracies in such representations and warranties will be disregarded if, after aggregating all inaccuracies in such representations and warranties as of the date of this Agreement and as of the Closing Date, such inaccuracies and the circumstances giving rise to all such inaccuracies do not constitute a material adverse effect on Parent as of the Closing Date.

         7.2 PERFORMANCE OF COVENANTS. All of the material covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         7.3 CLOSING CERTIFICATE. Peach shall have received a certificate executed by the Chief Financial Officer or General Counsel of Parent, confirming that the conditions set forth in Sections 7.1 and 7.2 have been satisfied.

         7.4 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable best efforts to have such injunction or other order lifted.

         7.5 HSR COMPLIANCE. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated by the reviewing agency.

         7.6 ESCROW AGREEMENT. At the Closing, Parent and the Escrow Agent shall execute and deliver to the Shareholders' Agent the Escrow Agreement.

         7.7 TAX MATTERS AGREEMENT. At the Closing, Parent and Peach shall have entered into the Tax Matters Agreement.

SECTION 8. TERMINATION

         8.1 TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

                  (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

                  (b) by Peach if Peach reasonably determines that the satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of Peach to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

                  (c) by Parent if the Closing has not taken place on or before 90 days after the date of this Agreement (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement); provided, however, that if the Closing has not taken place as of such date because the condition set forth in Section 6.8 has not been satisfied, Peach may elect in its sole discretion to extend such date up to an additional 120 days by providing Parent written notice of such election;

                  (d) by Peach if the Closing has not taken place on or before 90 days after the date of this Agreement (other than as a result of the failure on the part of Peach to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

                  (e) by the mutual consent of Parent and Peach.

         8.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(c), Parent shall deliver to Peach a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If Peach wishes to terminate this Agreement pursuant to Section 8.1(b) or Section 8.1(d), Peach shall deliver to Parent a written notice stating that Peach is terminating this Agreement and setting forth a brief description of the basis on which Peach is terminating this Agreement.

         8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither Peach nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 5.2 and 10.

SECTION 9. INDEMNIFICATION, ESCROW.

         9.1 SURVIVAL OF REPRESENTATIONS, ETC.

                  (a) The representations and warranties made by Peach in
Section 2 shall survive the Closing and shall expire on the Expiration Date; provided, however, that if, at any time prior to the Expiration Date, any Indemnitee (acting in good faith) delivers to the Shareholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by Peach (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub in
Section 3 shall survive the Closing and shall expire on the Expiration Date.

                  (b) For purposes of this Agreement: (i) the contents of all documents referred to in the Company Disclosure Schedule or any update to the Company Disclosure Schedule are deemed to be incorporated by reference into the Company Disclosure Schedule as though fully set forth in the Company Disclosure Schedule; (ii) notwithstanding anything to the contrary contained in the Company Disclosure Schedule, any update to the Company Disclosure Schedule or in this Agreement, the information and disclosures contained in each section of the Company Disclosure Schedule or of any update to the Company Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in each of the other sections of the Company Disclosure Schedule as though fully set forth in such other sections (whether or not specific cross-references are made), and shall be deemed to qualify and limit all representations, warranties and covenants of Peach contained in this Agreement; and (iii) no reference to or disclosure of any item or other matter in the Company Disclosure Schedule or any update to the Company Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Company Disclosure Schedule.

         9.2 INDEMNIFICATION; ESCROW.

                  (a) From and after the Effective Time (but subject to Section 9.1), the Indemnitees may seek indemnification to the fullest extent permitted by law from the Escrow Fund for any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 as of the date of this Agreement (after giving effect to any updates to the Company Disclosure Schedule which are not material in nature); (ii) any inaccuracy in or breach of any representation or warranty set forth in Section 2 as if such representation and warranty had been made on and as of the Closing Date except to the extent such representations and warranties are expressly made only as of an earlier date, in which case, as of such earlier date (after giving effect to any updates to the Company Disclosure Schedule which are not material in nature); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).

                  (b) If the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

         9.3 THRESHOLD; CEILING.

                  (a) The Indemnitees shall not be entitled to seek any indemnification payment pursuant to Section 9.2(a) until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds 0.5% of the Purchase Price in the aggregate. If the total amount of such Damages exceeds 0.5% of the Purchase Price, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed from the Escrow Fund only for the portion of such Damages exceeding 0.5% of the Purchase Price.

                  (b) The right of the Indemnitees to assert indemnification claims and receive indemnification payments pursuant to this Section 9 shall be the sole and exclusive right and remedy exercisable by the Indemnitees with respect to the matters set forth in Section 9.2(a). Without limiting the generality of the foregoing, any indemnification payments required to be made by the shareholders of Peach under Section 9 shall be made exclusively from the funds held by the Escrow Agent in the Escrow Fund, and the Indemnitees shall have no recourse against the shareholders of Peach, or against any of the assets of the shareholders of Peach, in connection with any indemnification claim or any other claim relating to the performance by Peach of its obligations set forth in this Agreement or the representations and warranties made by Peach in this Agreement.

         9.4 ADMINISTRATION OF CLAIMS. All claims for indemnification by any Indemnitee pursuant to this Section 9 shall be made in accordance with the provisions of the Escrow Agreement including, but not limited to, any requirement for submission of claims to binding arbitration.

         9.5 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which there is an indemnification obligation pursuant to this Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

                  (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively out of the Escrow Fund; and

                  (b) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Shareholders' Agent (as defined in Section 10.1); provided, however, that such consent shall not be unreasonably withheld or delayed.

Parent shall give the Shareholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; provided, however, that any failure on the part of Parent to so notify the Shareholders' Agent shall not limit any of the obligations of the shareholders of Peach under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

         9.6 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 10. MISCELLANEOUS PROVISIONS

         10.1 SHAREHOLDERS' AGENT. James Johnston, Ann Wood and Daryl Wood are hereby irrevocably appointed by the shareholders of Peach as their agents for purposes of Section 9 (collectively, the "SHAREHOLDERS' AGENT"), and James Johnston, Ann Wood and Daryl Wood hereby accepts his or her respective appointment as the Shareholders' Agent. The Shareholders' Agent shall act pursuant to the consensus of the three individuals constituting the Shareholders' Agent. Parent shall be entitled to deal exclusively with the Shareholders' Agent on all matters relating to Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any shareholder of Peach by any two of the individuals constituting the Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any shareholder of Peach by any two of the individuals constituting the Shareholders' Agent, as fully binding upon such shareholder. The Shareholders' Agent Retainer shall be paid at Closing pursuant to Section 1.5(c). The Shareholders' Agent shall be entitled to seek reimbursement of their reasonable expenses incurred in connection with their obligations under this Agreement, the Escrow Agreement, the Tax Matters Agreement and related agreements, including reasonable fees and costs of counsel, accountants and other third parties, from the Expense Fund or, if such fund is insufficient to pay for such expenses, from the shareholders jointly and severally, with a right of contribution on a Pro Rata Basis. If any one of the individuals constituting the Shareholders' Agent shall die or otherwise be unable (whether as a result of a disability or otherwise) or unwilling to fulfill his or her respective responsibilities as agent of the shareholders, then the shareholders representing the beneficiaries of a majority in interest of the amount held in the Escrow Fund shall, within ten
(10) days after notice from Parent of such event, appoint a successor for such individual and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall succeed to the responsibilities of the individual such successor was appointed to replace as one of the individuals constituting the Shareholders' Agent. If for any reason there is not at least two individuals constituting the Shareholders' Agent at any time, all references herein to the Shareholders' Agent shall be deemed to refer to the shareholders of Peach representing the beneficiaries of a majority in interest of the amount held in the Escrow Fund.

         10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         10.3 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Company Disclosure Schedule and Parent Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement,
(c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger; provided, however, that, (x) pursuant to Section 5.1, Parent shall bear and pay all filing fees required to be paid in connection with the premerger notification pursuant to the HSR Act, (y) Parent shall bear and pay all fees for the Escrow Agent, and (z) the shareholders of Peach shall bear and pay all reasonable fees and expenses of the shareholders of Peach and the Surviving Company related to the preparation and filing of all Tax Returns for the Final Period as contemplated by Section 5.5, which expenses shall be paid from the Expense Fund or, if such fund is insufficient to pay for such expenses, from the shareholders jointly and severally, with a right of contribution on a Pro Rata Basis.

         10.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         10.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                   if to Parent, Merger Sub or the Surviving Corporation:

                         Dole Food Company, Inc.
                         One Dole Drive
                         Westlake Village, California 91362
                         Attention: General Counsel
                         Fax: (818) 879-6754

                   if to Peach:

                         Wood Holdings, Inc.
                         P.O. Box 545
                         7916 W. Bellevue Road
                         Atwater, California 95301
                         Attention: Ann Wood
                         Fax: (209) 358-9717

                         with a copy to:

                         Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation
                         Three Embarcadero Center, 7th Floor
                         San Francisco, CA 94111-4024
                         Attention: Deborah A. Marshall, Esq.
                         Fax: (415) 217-5910

                   if to the Shareholders' Agent (notice to be provided to each of the individuals constituting the Shareholders' Agent):

                         Ann Wood
                         P.O. Box 1463
                         Atwater, California 95301

                         James Johnston
                         15341 Bloss Avenue
                         Delhi, California  95315

                         Daryl Wood
                         P.O Box 654
                         Winston, CA  95388
                         with a copy to:

                         Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation
                         Three Embarcadero Center, 7th Floor
                         San Francisco, CA 94111-4024
                         Attention:  Deborah A. Marshall, Esq.
                         Fax:  (415) 217-5910

         10.6 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         10.7 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         10.9 GOVERNING LAW/VENUE. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). The parties hereto consent to the exclusive jurisdiction and proper venue, in any dispute concerning this Agreement, to the state and federal courts of appropriate subject matter jurisdiction located in the City and County of San Francisco, California.

         10.10 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         10.11 WAIVER.

                  (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.12 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         10.13 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         10.14 PARTIES IN INTEREST. Except for the provisions of Sections 1.5,
5.4 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         10.15 CONFIDENTIALITY AGREEMENT. The parties acknowledge that Peach and Parent have previously executed a Confidentiality Agreement dated January 21, 2004 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as is necessary to comply with the terms of this Agreement.

         10.16 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof, provided, however, that the Confidentiality Agreement shall not be superseded by this Agreement and shall remain in effect in accordance with its terms.

         10.17 CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                            [signature page attached]

         The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                            DOLE FOOD COMPANY, INC.,

                            a Delaware corporation

                            By:  /s/ Michael Carter
                            Name: C. Michael Carter
                            Its:  SVP, General Counsel

                            AWOOD, INC.,
                            a California corporation

                            By:  /s/ Michael Carter
                            Name: C. Michael Carter
                            Its:  VP

                            WOOD HOLDINGS, INC.
                            a California corporation

                            By: /s/ Ann L. Wood
                            Name:   Ann L. Wood
                            Its:    Chairman

                 Signature Page to Agreement and Plan of Merger

                                   EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

                  (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets; or

                  (b) any transfer of more than fifty percent (50%) of the capital stock of the Company or any of its affiliates or securities convertible into the capital stock of the Company or any of its affiliates, or

                  (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

         AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger to which this Exhibit A is attached (including the Company Disclosure Schedule and the Parent Disclosure Schedule), as it may be amended from time to time.

         BANK LINES AND NOTES. "Bank Lines and Notes" shall mean (i) that certain Credit Agreement dated as of September 27, 2002 among Wood Holdings, Inc., J.R. Wood, Inc., Escalon Frozen Foods, Inc., Big Valley Marketing Corporation, Big Valley Marketing LLC, and Atwater Frozen Foods, Inc., the Lenders from time to time parties thereto, Harris Trust and Savings Bank, as administrative agent, and U.S. Bank National Association, as Collateral Agent (the "HARRIS TRUST LINE OF CREDIT"); and (ii) the notes issued pursuant to that certain 2003 Amended and Restated Note Purchase Agreement among J.R. Wood, Inc., John Hancock Life Insurance Company, and John Hancock Variable Life Insurance Company dated as of October 28, 2003 (collectively, the "HANCOCK NOTES").

         BUSINESS. "Business" shall mean the business as currently conducted by the Company of freezing and marketing frozen fruit.

         CGCL. "CGCL" shall mean the California General Corporation Law, as in effect as of the date of this Agreement.

         COBRA. "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended. All citations to the Code or to the Treasury Regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

         COMPANY AFFILIATE. "Company Affiliate" shall mean any Person under common control with Peach within the meaning of Sections 414(b), (c), (m) and
(o) of the Code, and the regulations issued thereunder.

         COMPANY CONTRACT. "Company Contract" shall mean any actual Contract, executed by the parties thereto, and to which Peach or Peach Sub is a party.

         COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement or as updated as provided in the Agreement) delivered to Parent on behalf of Peach.

         COMPANY EMPLOYEE. "Company Employee" shall mean any current or former employee, independent contractor or director of the Company or any Company Affiliate.

         COMPANY EMPLOYEE AGREEMENT. "Company Employee Agreement" shall mean each management, employment, severance, consulting, relocation agreement or other Contract between the Company or any Company Affiliate and any Company Employee, other than any such management, employment, severance, consulting, relocation agreement or other Contract with a Company Employee which is terminable "at will" without any obligation on the part of the Company to make any payments or provide any benefits in connection with such termination.

         COMPANY EMPLOYEE PLAN. "Company Employee Plan" shall mean any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to, or required to be contributed to, by the Company or any Company Affiliate for the benefit of any Company Employee, or with respect to which the Company has or may have any liability or obligation, except such definition shall not include any Company Employee Agreement.

         COMPANY PENSION PLAN. "Company Pension Plan" shall mean each Company Employee Plan that is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written agreement, contract, subcontract, lease, understanding, instrument, note or legally binding commitment or undertaking.

         DAMAGES. "Damages" shall mean any out-of-pocket loss, cost, liability or expense actually incurred, including costs and expenses of litigation and reasonable attorneys' fees, but excluding in each case incidental, consequential, exemplary or punitive damages. All Damages shall be net of (i) any applicable insurance recovery, (ii) any related net realized tax benefit (taking any applicable recovery into account), and (iii) any related refund or recovery realized.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, easement, right of way, encroachment, claim, infringement, interference, option, right of first refusal, preemptive right or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENVIRONMENTAL LAW. "Environmental Law" shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         EXCLUDED REAL PROPERTY. "Excluded Real Property" shall mean the real property identified on Schedule 2.19(c).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         FTC. "FTC" shall mean the United States Federal Trade Commission.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective employees, officers and directors of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective permitted successors and assigns of the Persons referred to in clauses "(a)," "(b)" and "(c)" above; provided, however, that the shareholders of Peach shall not be deemed to be "Indemnitees."

         IRS. "IRS" shall mean the United States Internal Revenue Service.

         KEY EMPLOYEES. "Key Employees" shall mean the employees of the Company identified on Schedule 2.17(a).

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         MATERIAL ADVERSE EFFECT. "Material Adverse Effect" shall mean any fact, event or effect that (i) is, or would be reasonably likely to have, together with all other facts or events arising out of the same circumstances, a material and adverse effect on (x) the business, operations, financial condition or results of operations of Peach and its Subsidiaries taken as a whole or (y) the ability of Peach to perform its obligations hereunder; or (ii) does, or would be reasonably likely to, prevent Peach from consummating the Merger and the other transactions contemplated hereby, other than (A) any effect resulting from events, facts or circumstances relating to the economy in general, including market fluctuations and changes in interest rates, or to the Company's industry in general and not specifically relating to the Company or any of its Subsidiaries, (B) any effect resulting from an outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, (C) any effect resulting from changes in legal or regulatory conditions that affect in general the businesses in which the Company and its Subsidiaries are engaged, (D) any effect resulting from the announcement or consummation of this Agreement or the transactions contemplated hereby, or
(E) any effect resulting from the compliance with the terms of, or the taking of any action required by, this Agreement.

         MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is regulated by any Environmental Law due to such substance's hazardous characteristics or that is otherwise a danger to health, reproduction or the environment.

         PARENT DISCLOSURE SCHEDULE. "Parent Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Peach on behalf of Parent and Merger Sub.

         PERMITTED ENCUMBRANCE. "Permitted Encumbrances" shall mean (i) liens which are removed on or prior to the Closing Date, (iii) the Permitted Title Encumbrances, (iv) liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which is being contested in good faith by appropriate proceedings, (v) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith,
(vi) liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements, (vii) liens securing executory obligations under any lease that constitutes an "operating lease" under generally accepted accounting principles, (viii) state and federal securities laws restrictions relating to Peach Common Stock, and (ix) other liens relating to the Company's Bank Line and Notes.

         PERMITTED TITLE ENCUMBRANCES. "Permitted Title Encumbrances" shall mean those exceptions to title disclosed in the Preliminary Title Reports and other minor encumbrances that do not, individually or in the aggregate, have a Material Adverse Effect.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PRELIMINARY TITLE REPORTS. "Preliminary Title Reports" shall mean those certain Preliminary Title Reports prepared by First American Title Company and Stewart Title Guaranty Company with respect to the Real Property listed on
Schedule 2.19.

         RELATED PARTY. "Related Party" shall mean (a) each individual who is, or who has been since December 31, 2001, an officer or shareholder (provided that if a shareholder is a trust, then the trust and the trustee of the trust) of the Company; (b) each parent, son or daughter of each of the individuals referred to in clause (a); and (c) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses (a) and (b) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SHAREHOLDERS OF PEACH. "shareholders of Peach" shall mean the record holders of Peach Common Stock as of immediately prior to the Effective Time.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                    EXHIBITS

Exhibit A   -   Certain definitions

Exhibit B   -   Form of Escrow Agreement

Exhibit C   -   Form of legal opinion of Howard, Rice, Nemerovski, Canady, Falk
                & Rabkin, A Professional Corporation

Exhibit D   -   Form of Shareholder Transmittal Agreement and General Release

Exhibit E   -   Form of Non-Competition Agreement

Exhibit F   -   Form of Section 338(h)(10) Tax Matters Agreement

Exhibit G   -   Default Terms for the Option

                                      -1-